Exhibit 10.14

ACKNOWLEDGEMENT

I, Ms. Xinyu Zhao, the spouse of the director and majority shareholder of Prestige Wealth Inc., Mr. Sze Chi Tak, hereby acknowledge that between November 2017 and August 2018, I received in my personal bank account, an aggregate amount of $3,249,528 from various insurance brokers as referral fees earned by the Company in connection with the subscription of insurance products by the Company’s clients through these insurance brokers. The balances I owe to the Company were in the amount of $2,993,980 as of September 30, 2018 and $2,653,794 as of January 31, 2019

I further acknowledge and understand that I have an obligation to repay these amounts to the Company in full and hereby undertakes to remit the sum of $2,653,794, outstanding as of January 31, 2019, to the Company as soon as practicable no later than the date of the effectiveness of the registration statement on Form F-1 to be filed in connection with the Company’s initial public offering. The repayment will be according to the following schedule:

By March 20, 2019, no less than $300,000 to be paid off.

By May 15, 2019, no less than $2,353,794 to be paid off.

For the avoidance of doubt, any repayment may be made by myself or by my husband directly, or by one of our wholly-owned entities.

By:	/s/ Xinyu Zhao
Print:	Xinyu Zhao
Date:	January 31, 2019